Exhibit 1.1

UNDERWRITING AGREEMENT

REGIONS FINANCIAL CORPORATION

$650,000,000 1.800% Senior Notes due 2028

August 9, 2021

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010-3629

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Regions Securities LLC

1180 West Peachtree St., NW, Suite 1400

Atlanta, Georgia 30309

As representatives of the several Underwriters

named in Schedule I hereto (“you” or the “Representatives”)

Ladies and Gentlemen:

Regions Financial Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) $650,000,000 aggregate principal amount of 1.800% Senior Notes due 2028 (the “Securities”) of the Company. The Securities are to be issued pursuant to an indenture dated as of August 8, 2005 (the “Original Indenture”), as supplemented by the Twelfth Supplemental Indenture to be dated the Closing Date (as defined in Section 4 hereof) (the “Supplemental Indenture” and, together with the Original Indenture, the “Indenture”), between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”).

1.    The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)    An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (File No. 333-229810) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued, no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company; the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding any Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the “Applicable Time” (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”;

(b)    No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the

Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(c)    For the purposes of this Agreement, the “Applicable Time” is 3:15 p.m. (New York City time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the final term sheet prepared and filed pursuant to Section 5(a) hereof (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Pricing Disclosure Package or an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(d)    The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(e)    The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; as of the applicable effective date as to each part of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any post-effective amendment thereto did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and as of the applicable filing date of the Prospectus and any amendment or supplement thereto and as of the Time of Delivery (as defined in Section 4 hereof), the Prospectus and any amendment or supplement thereto will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto;

(f)    Each of the Company and Regions Bank has been duly formed or incorporated and is validly existing as a corporation or a bank, as applicable, in good standing under the laws of the jurisdiction in which it is formed, incorporated, chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Pricing Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification (except in any case in which the failure to so qualify would not reasonably be expected to have a Material Adverse Effect (as defined herein)); and Regions Bank is the only “significant subsidiary” (as such term is defined in Rule 1-02(w) or Regulation S-X under the Act).

(g)    The Company is duly registered as a bank holding company and has elected to be treated as a financial holding company under the Bank Holding Company Act of 1956, as amended;

(h)    [Reserved];

(i)    Neither the Company nor Regions Bank has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since June 30, 2021, there has not been (x) any change in the capital stock of the Company or Regions Bank (other than issuances or other transfers of capital stock in the ordinary course of business pursuant to the Company’s employee benefit plans or repurchases of common stock by the Company pursuant to a share repurchase program disclosed in the Pricing Prospectus and, to avoid doubt, dividends on preferred and common stock or on any capital stock of Regions Bank), (y) any material increase in the long-term debt of the Company and Regions Bank or (z) any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus;

(j)    At the end of the most recently completed quarter or fiscal year, the Company had an authorized and outstanding capitalization as set forth in the consolidated balance sheet as of June 30, 2021, as set forth in the Quarterly Report on Form 10-Q filed on August 6, 2021, and except as otherwise disclosed in the Pricing Disclosure Package, the Registration Statement and the Prospectus, there has been no material change in such information since the end of such quarter or fiscal year (subject to the issuance of shares of common stock upon exercise of stock options, warrants and convertible securities disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), the Pricing Prospectus and the Prospectus, the grant of options under existing stock option plans described in the Registration Statement (excluding the exhibits thereto), the Pricing Prospectus and the Prospectus and the repurchase of shares of common stock pursuant to a share repurchase program disclosed in the Pricing Prospectus);

(k)    All the outstanding shares of capital stock of Regions Bank have been duly and validly authorized and issued and are fully paid and non-assessable (except as provided in statutes pursuant to which depository institution subsidiaries are subject), and, except as otherwise set forth in the Pricing Prospectus, the Company owns all of the voting capital stock of Regions Bank (except for directors’ qualifying shares, if any), free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances;

(l)    The Securities have been duly authorized and, when issued and delivered against payment therefor as provided herein, as of the Closing Date, will be validly executed and delivered by the Company, and, when authenticated in the manner provided for in the Indenture, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and will be in the form contemplated by, and entitled to the benefits of, the Indenture; and the Securities will conform in all material respects to the description thereof contained in the Registration Statement, the Pricing Prospectus and the Prospectus;

(m)    The statements made in the Registration Statement, Pricing Disclosure Package and Prospectus under the caption “Description of the Notes” insofar as they purport to constitute summaries of the terms of the Securities and the Indenture, constitute accurate summaries of the terms of such documents in all material respects;

(n)    This Agreement has been duly authorized, executed and delivered by the Company;

(o)    The Indenture has been duly authorized, validly executed and delivered by the Company and duly qualified under the Trust Indenture Act of 1939 (the “Trust Indenture Act”), and, assuming that the Indenture is a legal, valid and binding obligation of the Trustee, the Indenture will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and such Indenture will conform in all material respects to the description thereof contained in the Registration Statement, the Pricing Prospectus and the Prospectus;

(p)    The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(q)    No consent, approval, authorization, filing with or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of this Agreement or the Indenture or in connection with the transactions contemplated by this Agreement or the Indenture, except such as have been obtained or such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus;

(r)    The issue and sale of the Securities by the Company, the execution, delivery or performance by the Company of this Agreement and the Indenture and the consummation of the transactions contemplated herein and under the Indenture will not conflict with or result in a breach or violation pursuant to (i) the certificate of incorporation or other charter document or by-laws of the Company or Regions Bank, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or Regions Bank is a party or by which the Company or Regions Bank is bound or to which any of the property or assets of the Company or Regions Bank is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or Regions Bank of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or Regions Bank or any of its or their properties which violation or default would, in the case of clauses (ii) and (iii) above, either individually or in the aggregate with all other violations and defaults referred to in this paragraph, reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), results of operations or business of the Company and its subsidiaries, taken as a whole, except as set forth in or contemplated by the Pricing Prospectus and the Prospectus, or a material adverse effect on the consummation of the transactions contemplated hereby (collectively, a “Material Adverse Effect”);

(s)     The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries incorporated by reference in the Pricing Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and the rules and regulations of the Commission thereunder and have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein);

(t)    Except as disclosed in the Pricing Prospectus, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or Regions Bank or its or their property is pending or, to the best knowledge of the Company, threatened that would reasonably be expected to have a Material Adverse Effect;

(u)    Neither the Company nor Regions Bank is in (i) violation of any provision of its respective charter or by-laws; (ii) default under the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) violation of any statute, law, rule regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of their properties, as applicable, which violation or default would, in the case of clauses (ii) and (iii) above, either individually or in the aggregate along with all other violations and defaults referred to in this paragraph (u), reasonably be expected to result in a Material Adverse Effect;

(v)    The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure to so file would not reasonably be expected to have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty to the extent that any of the foregoing is due and payable, except for any that is currently being contested in good faith, or as would not reasonably be expected to result in a Material Adverse Effect;

(w)    No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company except as described in or contemplated by the Pricing Prospectus and applicable banking laws and regulations;

(x)    The Company and Regions Bank possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses except those the failure of which to possess would not reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect;

(y)    (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(z)    Ernst & Young LLP, which has audited the consolidated financial statements of the Company and its consolidated subsidiaries, and delivered its report with respect to audited consolidated financial statements included in the Prospectus, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(aa)    The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(bb)    Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(cc)    The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(dd)    The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(ee)     (i) The Company and Regions Bank are in compliance with all laws and regulations administered by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation (the “FDIC”), the State Banking Department of the State of Alabama and any other federal or state bank regulatory authorities with jurisdiction over the Company and its subsidiaries, except for such failures to be in compliance as would not reasonably be expected to result in a Material Adverse Effect; and (ii) the deposit accounts of Regions Bank are insured up to applicable limits by the FDIC and no proceedings for the termination or revocation of such insurance are pending or, to the knowledge of the Company, threatened;

(ff)    Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries has taken any action, directly or indirectly, that would result in a violation material to the Company by such persons of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”) and the rules and regulations thereunder, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or any applicable anti-bribery and anticorruption laws or regulations to which the Company or any of its subsidiaries or any director, officer, agent, employee or affiliate is subject. The Company, its subsidiaries and their affiliates have each conducted their businesses in compliance with the FCPA;

(gg)    To the Company’s knowledge, the operations of the Company and its subsidiaries are currently in material compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all United States jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency in the United States (collectively, the “Money Laundering Laws”); and no formal action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, in each case, that is material to the Company and its subsidiaries, taken as a whole;

(hh)    Neither the Company nor any of its affiliates is currently subject to any sanctions imposed by the United States and administered by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce, or the U.S. Department of State; and the proceeds from the offering will not directly or indirectly be used to fund or facilitate any operations in, finance any investments or activities in or make any payments to, any country or territory, or to make any payments to any person that, at the time of funding, facilitating or financing, is subject to any of such sanctions or in any other manner that shall result in a violation by any person (including any person participating in the transaction, whether an underwriter, advisor, investor or otherwise) of such sanctions; and

(ii)    Neither the Company, nor, to the Company’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

2.    (a) Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of 99.395% of the principal amount of the Securities, plus accrued interest, if any, from August 12, 2021 to but excluding the date of issuance, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto.

       (b) [Reserved].

3.    Upon the authorization by you of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

4.    (a) The Company will deliver the Securities to one or more of the Representatives for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least twenty-four hours in advance, by causing the Securities to be represented by one or more definitive global Securities in book entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian, and shall cause DTC to credit the Securities to the account of one or more of the Representatives at DTC. The time and date of such delivery and payment shall be, with respect to the Securities, 9:30 a.m., New York City time, on August 12, 2021 or such other time and date as the Representatives and the Company may agree upon in writing. Such date for delivery of the Securities is herein called the “Closing Date,” and such time and date for delivery of the Securities is herein called the “Time of Delivery”.

(b)    The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents reasonably requested by the Underwriters pursuant to Section 8(j) hereof, will be delivered via electronic exchange, and the Securities will be credited to the account of the Representatives at DTC, all at the Time of Delivery. The final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto on the New York Business Day immediately preceding the Time of Delivery. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.    The Company agrees with each of the Underwriters:

(a)    To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus (other than an amendment or supplement as a result of filings required to be made by the Company under the Exchange Act) prior to the Time of Delivery that shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof, if requested by you prior to the Applicable Time; to prepare a final term sheet, containing solely a description of the Securities, in a form set forth in Schedule III hereto and to file such a term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to timely file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission (other than an amendment or supplement as a result of filings required to be made by the Company under the Exchange Act), of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any part thereof or any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for

additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus with respect to the Securities or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b)    If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;

(c)    Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required (i) to qualify as a foreign corporation where it is not now qualified, (ii) to file a general consent to service of process in any jurisdiction where it is not now so subject or (iii) to take any action that would subject itself to taxation in any jurisdiction if it is not otherwise so subject;

(d)    Prior to 12:00 p.m., New York City time, on the New York business day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as they may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus that will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(e)    To make generally available to its security holders and to the Underwriters as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as such date is defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(f)    During the period beginning from the date hereof and continuing to and including the later of the Time of Delivery and such time as you may notify the Company, not to, issue, offer, sell, contract to sell, pledge, grant any option to purchase, or otherwise dispose of any senior debt securities of the Company that are substantially similar to the Securities without the Representatives’ prior written consent;

(g)    To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act; and

(h)    To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”.

6.    (a) The Company represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 5(a) hereof, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives (including the final term sheet prepared and filed pursuant to Section 5(a) hereof) is listed on Schedule II(a) hereto;

(b)    The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c)    The Company agrees that if at any time following the issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus (i) would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or (ii) would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document that will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

7.    The Company covenants and agrees with the several Underwriters that the Company will pay all expenses incident to the performance of each of its obligations under this Agreement and will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Indenture, any Blue Sky memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with any Blue Sky survey and/or memorandum; (iv) all fees and expenses in connection with the rating of the Securities; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Securities; (vi) the cost of preparing the Securities; (vii) all fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (viii) any transfer taxes and stamp or similar duties and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 14 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, the cost of preparing and distributing any term sheet prepared by any Underwriter, and any advertising expenses connected with any offers they may make.

8.    The obligations of the Underwriters hereunder, as to the Securities to be delivered at the Time of Delivery, shall be subject to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed and the following additional conditions:

(a)    The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the final term sheet contemplated by Section 5(a) hereof; and all other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)    Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, shall have furnished to the Underwriters such opinion or opinions, dated as of the Closing Date, with respect to such matters as you may require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters;

(c)    The Company shall have furnished to the Underwriters an opinion, dated as of the Closing Date, of Andrew S. Nix, Executive Vice President, Assistant Corporate Secretary, Chief Governance Officer, and Deputy General Counsel of the Company, in form and substance satisfactory to you, substantially to the effect set forth in Exhibit A hereto;

(d)    Sullivan & Cromwell LLP, counsel for the Company, shall have furnished to the Underwriters an opinion and letter, each dated as of the Closing Date, in form and substance satisfactory to you, substantially to the effect set forth in Exhibits B-1 and B-2 hereto;

(e)    On the date of the Prospectus at a time concurrent with the execution of this Agreement, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement but prior to the Closing Date (other than the Prospectus) and also prior to 9:30 a.m., New York City time on the Closing Date, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type ordinarily included in accountants’ comfort letters with respect to the financial statements and certain financial information contained, or incorporated by reference, in the Prospectus;

(f)    (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since June 30, 2021, there shall not have been any change in the capital stock or long term debt of the Company or any of its subsidiaries, or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

(g)    The Company shall have complied with the provisions of the first sentence of Section 5(d) hereof with respect to the furnishing of prospectuses on the business day next succeeding the date of this Agreement;

(h)    On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock;

(i)    On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal, New York or Alabama authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus; and

(j)    The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to you that the representations and warranties of the Company are true and correct on and as of such date; certifying the performance by the Company in all material respects of all its obligations required to be performed at or prior to such time; and as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as you may reasonably request.

9.    (a) The Company will indemnify and hold harmless each Underwriter, their directors and officers, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) or any Pricing Disclosure Package under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter, their directors, officers and controlling person for any legal or other expenses reasonably incurred by such Underwriter or any director, officer or controlling person in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Pricing Disclosure Package and the Prospectus consists of the names of the Underwriters, the information set forth in the first and second sentences of the fourth paragraph and the seventh and eighth paragraphs under the caption “Underwriting (Conflicts of Interest)” in the Preliminary Prospectus and the corresponding paragraphs in the Prospectus.

(b)    Each Underwriter severally and not jointly will indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Pricing Disclosure Package or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company, its directors, officers and controlling persons upon demand for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any action, proceeding, claim as such expenses are incurred.

(c)    Promptly after receipt by any person in respect of which an indemnity may be sought under subsection (a) or (b) above (the “indemnified party”) of notice of the commencement of any action, proceeding or investigation, such indemnified party shall, if a claim in respect thereof is to be made against the person against whom such indemnity may be sought (the “indemnifying party”) under such subsection, notify the indemnifying party in writing of the commencement thereof and provide sufficient information in such notification as to the nature and basis of such indemnified party’s involvement in such action, proceeding or investigation; but the omission to so notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party pursuant to such subsection unless and to the extent it did not otherwise learn of such action. In case any such action, proceeding or investigation shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)    If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses but excluding accrued interest) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the

Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)    The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have.

10.    (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder at the Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus that in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection 10(a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection 10(a) above, the aggregate principal amount of such Securities which remains unpurchased exceeds one eleventh of the aggregate principal amount of all the Securities to be purchased at the Time of Delivery, or if the Company shall not exercise the right described in subsection 10(b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.    Each Underwriter has represented, warranted and agreed that it has not offered, sold or otherwise made available, and will not offer, sell or otherwise make available, any Securities to any retail investor in the European Economic Area (the “EEA”). For the purposes of this provision the expression “retail investor” means a person who is one (or more) of the following:

(a)    a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(b)    a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(c)    not a qualified investor as defined in Regulation (EU) 2017.1129 (as amended, the “Prospectus Regulation”).

12.    Each Underwriter has represented, warranted and agreed that it has not offered, sold or otherwise made available, and will not offer, sell or otherwise make available, any Securities to any retail investor in the United Kingdom (the “UK”). For the purposes of this provision the expression “retail investor” means a person who is one (or more) of the following:

(a)    a retail client as defined in point (8) of Article 2(1) of Regulation (EU) No. 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (“EUWA”);

(b)    a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (“FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No. 600/2014 as it forms part of the UK domestic law by virtue of the EUWA; or

(c)    not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA.

13.    Each Underwriter has also represented, warranted and agreed that:

(a)    it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the UK Financial Services and Markets Act 2000 (“FSMA 2000”)) received by it in connection with the issue or sale of the Securities contemplated by the Issuer Free Writing Prospectus in circumstances in which section 21(1) of the FSMA does not apply to the Issuer; and

(b)    it has complied and will comply with all applicable provisions of FSMA 2000 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

14.    The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter, or any of its directors, officers or any person controlling any Underwriter, the Company, or any of its directors, officers or any controlling person of the Company, and shall survive delivery of and payment for the Securities. The provisions of Section 7 and Section 9 hereof shall survive the termination or cancellation of this Agreement.

15.    If for any reason any Securities are not delivered by or on behalf of the Company as provided herein other than because of a termination of this Agreement pursuant to Section 10, the Company will reimburse the Underwriters through you for all reasonable out-of-pocket expenses approved in writing by you, including reasonable fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Securities, except as provided in Sections 7 and 9 hereof.

16.    Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17.    The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

18.    This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

19.    This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, heirs, executors, and administrators, and the directors, officers and controlling persons referred to in Section 9 hereof, and no other person shall have any right or obligation hereunder.

20.    This Agreement will be governed by and construed in accordance with the laws of the State of New York.

21.    The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any action, claim, suit or legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22.    This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

23.    Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

24.    Recognition of the U.S. Special Resolution Regimes.

(a)    In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution

Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 24:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

25.    All notices hereunder shall be in writing, and if to the Underwriters shall be sufficient in all respects if delivered or sent by mail or facsimile transmission to BofA Securities, Inc. at 1540 Broadway, NY8-540-26-02, New York, New York 10036-4039, Fax: 212-901-7881, Attention: Capital Markets Transaction Management/Legal, Citigroup Global Markets Inc. at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, Fax: (646) 291-1469, Credit Suisse Securities (USA) LLC at Eleven Madison Avenue, New York, New York 10010-3629 Facsimile: (212) 325-4296, UBS Securities LLC at 1285 Avenue of the Americas, New York, New York 10019, Attention: Fixed Income Syndicate, Telephone number: (203) 719-1088, Fax number (203) 719-0495 and Regions Securities LLC at 1180 West Peachtree St., NW, Suite 1400, Atlanta, Georgia 30309, with a copy to Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006, Attention: David Lopez; and if to the Company shall be sufficient in all respects if delivered or sent by mail or facsimile transmission to its address set forth in the Registration Statement, Attention: Secretary, with a copy to Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004, Fax: 212-291-9280, Attention: Jared Fishman; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire which address will be supplied to the Company by the Underwriters upon request.

26.    Any action under this Agreement taken by the Underwriters jointly will be binding upon all the Underwriters. In all dealings under this Agreement, the Representatives shall act on behalf of each of the Underwriters and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

REGIONS FINANCIAL CORPORATION

By:	/s/ Michael D. Smithy

Name:	Michael D. Smithy
Title:	Executive Vice President and Treasurer

[Signature Page – Underwriting Agreement]

Accepted as of the date hereof:

BOFA SECURITIES, INC.

By: /s/ Pankaj Vasudev
Name: Pankaj Vasudev
Title: Managing Director

CITIGROUP GLOBAL MARKETS INC.

By: /s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Director

CREDIT SUISSE SECURITIES (USA) LLC

By: /s/ Brian Carlin
Name: Brian Carlin
Title: Director

UBS SECURITIES LLC

By: /s/ Jay Anderson
Name: Jay Anderson
Title: Director

By: /s/ John Sciales
Name: John Sciales
Title: Associate Director

REGIONS SECURITIES LLC

By: /s/ Thomas Bove
Name: Thomas Bove
Title: Vice President

[Signature Page – Underwriting Agreement]

SCHEDULE I

Principal Amount of Securities to be Purchased
Underwriter
BofA Securities, Inc.	$130,000,000
Citigroup Global Markets Inc.	$120,250,000
Credit Suisse Securities (USA) LLC	$120,250,000
UBS Securities LLC	$120,250,000
Regions Securities LLC	$120,250,000
Academy Securities, Inc.	$13,000,000
Samuel A. Ramirez & Company, Inc.	$13,000,000
Siebert Williams Shank & Co., LLC	$13,000,000

Total	$650,000,000

SCHEDULE II

(a) Free Writing Prospectus listed pursuant to Section 6(a)

(i) Pricing Term Sheet, a form of which is included in Schedule III hereto

(b) Additional Documents Incorporated by Reference:

None.

SCHEDULE III

Pricing Term Sheet

$650,000,000

1.800% Senior Notes due 2028

This pricing term sheet supplements the information set forth under “Description of Notes” in the Preliminary Prospectus Supplement, subject to completion, dated August 9, 2021 to the Prospectus dated February 22, 2019.

Issuer	Regions Financial Corporation

Title of Security	1.800% Senior Notes due 2028 (the “Notes”)

Ratings (Moody’s/S&P/Fitch)*	Baa2 / BBB+ / BBB+ (Stable/Stable/Positive)

Principal Amount	$650,000,000

Trade Date	August 9, 2021

Settlement Date**	August 12, 2021 (T+3)

Maturity Date	August 12, 2028

Coupon	1.800%

Payment Frequency	Semi-Annually

Interest Payment Dates	February 12 and August 12 of each year, commencing February 12, 2022

Day Count Convention	30/360

Optional Redemption	The Notes may not be redeemed by the Issuer prior to February 12, 2022. At any time on or after February 12, 2022 and prior to June 12, 2028, the Issuer may, at its option, and from time to time, upon not less than 10 or more than 60 days’ prior notice, redeem all or any portion of the Notes at a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed, plus a “make-whole” premium (as described under “Description of the Notes—Redemption” in the Preliminary Prospectus Supplement). At any time on or after June 12, 2028, the Issuer may, at its option, and from time to time, upon not less than 10 nor more than 60 days’ prior notice, redeem all or any portion of the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed. Holders of any Notes redeemed will also receive accrued and unpaid interest thereon, if any, to, but excluding, the date of redemption.

Make-whole Spread	T+15 basis points

Benchmark Treasury	1.000% US Treasury due July 31, 2028

Spread to Benchmark Treasury	75 basis points

Benchmark Treasury Spot and Yield	99-13; 1.089%

Price to Public	99.745% of Principal Amount

Net Proceeds to Issuer (after the underwriting discount, before offering expenses)	$646,067,500

Yield to Maturity	1.839%

Denominations	$2,000 x $1,000

CUSIP / ISIN	7591EP AT7 / US7591EPAT77

Joint Book-Running Managers	BofA Securities, Inc. Citigroup Global Markets Inc. Credit Suisse Securities (USA) LLC UBS Securities LLC Regions Securities LLC

Co-Managers	Academy Securities, Inc. Samuel A. Ramirez & Company, Inc. Siebert Williams Shank & Co., LLC

*

An explanation of the significance of ratings may be obtained from the rating agencies. Generally, rating agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. The rating of the Notes should be evaluated independently from similar ratings of other securities. A credit rating of a security is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency.

**

It is expected that delivery of the Notes will be made in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on or about the third business day following the date of this pricing term sheet. Trades of securities in the secondary market generally are required to settle in two business days, referred to as T+2, unless the parties to a trade agree otherwise. Accordingly, by virtue of the fact that the initial delivery of the Notes will not be made on a T+2 basis, investors who wish to trade the Notes more than two business days before the final settlement will be required to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement.

The issuer has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. Before you invest, you should read the prospectus supplement and the accompanying prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BofA Securities, Inc. toll-free at (800) 294-1322 (or by email at dg.prospectus_requests@bofa.com), Citigroup Global Markets Inc. toll-free at (800) 831-9146, Credit Suisse Securities (USA) LLC toll-free at (800) 221-1037, UBS Securities LLC toll-free at (888) 827-7275 or Regions Securities LLC toll-free at (800) 734-4667.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

EXHIBIT A

Matters to be Addressed in the Opinion of Andrew S. Nix, Executive Vice President, Assistant Corporate Secretary, Chief Governance Officer, and Deputy General Counsel for the Company:

1.

The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own or lease its properties and conduct its business as described in the Pricing Prospectus and the Prospectus.

2.	The Company is duly registered as a bank holding company and has elected to be treated as a financial holding company under the Bank Holding Company Act of 1956, as amended.

3.

The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction (except in any case in which the failure to so file would not reasonably be expected to have a Material Adverse Effect).

4.

Regions Bank has been duly incorporated and is validly existing as a bank and is validly existing in good standing under the laws of the State of Alabama; and all of the issued shares of capital stock of Regions Bank have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors qualifying shares and as otherwise set forth in the Pricing Prospectus and the Prospectus), are owned directly or indirectly by the Company free and clear of all liens, encumbrances, equities or claims.

5.

To the best of such counsel’s knowledge and other than as set forth in the Pricing Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Company or Regions Bank is a party or of which any property of the Company or Regions Bank is the subject which is reasonably likely to be adversely determined against the Company or any of its subsidiaries and, if determined adversely to the Company or Regions Bank, would individually or in the aggregate have a Material Adverse Effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Company and Regions Bank, taken as a whole; and, to the best of such counsel’s knowledge, no such proceedings are threatened by governmental authorities.

6.

The documents incorporated by reference in the Pricing Prospectus and the Prospectus or any further amendment or supplement thereto made by the Company prior to the date of such opinion (other than the financial statements and related schedules therein, as to which such counsel may express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such documents, when such documents became effective

A-1

or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Act or the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading.

7.

To the best of such counsel’s knowledge, there is no amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Pricing Prospectus and the Prospectus or required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus which are not filed or incorporated by reference or described as required; to the best of such counsel’s knowledge, the statements in the Registration Statement, the Pricing Prospectus and the Prospectus relating to legal matters, agreements, documents or proceedings are accurate and fair summaries thereof and present the information required to be shown.

8.

The issue and sale of the Securities, the execution, delivery, filing or performance (as applicable) by the Company of this Agreement and the Indenture, and the consummation of the transactions contemplated herein and in the Indenture will not conflict with or result in a breach or violation pursuant to (i) the certificate of incorporation or other charter document or by-laws of the Company or Regions Bank, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or Regions Bank is a party or by which the Company or Regions Bank is bound or to which any of the property or assets of the Company or Regions Bank is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or Regions Bank of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or Regions Bank or any of its or their properties which violation or default would, in the case of clauses (ii) and (iii) above, either individually or in the aggregate with all other violations and defaults referred to in this paragraph, reasonably be expected to result in a Material Adverse Effect.

9.

No consent, approval, authorization, filing with or order of any court or governmental agency or body is required for the execution, delivery or performance by the Company of this Agreement or the Indenture, the issuance and sale by the Company of the Securities and compliance with the terms and provisions hereof and under the Indenture, the qualification of the Indenture under the Trust Indenture Act or the consummation by the Company of the transactions contemplated by this Agreement and the Indenture, except such as have been obtained or such as may be required under state securities or the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters.

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EXHIBIT B-1

Matters to be Addressed in the Opinion of Sullivan & Cromwell LLP, Counsel for the Company:

In connection with the several purchases today by you and the other Underwriters named in Schedule I to the Underwriting Agreement, dated August 9, 2021 (the “Underwriting Agreement”), between Regions Financial Corporation, a Delaware corporation (the “Company”), and you, as Representatives of the several Underwriters named therein (the “Underwriters”), of $650,000,000 aggregate principal amount of 1.800% Senior Notes due 2028 of the Company (the “Securities”), issued pursuant to the indenture dated as of August 8, 2005 (the “Original Indenture”) as supplemented by the Twelfth Supplemental Indenture dated August 12, 2021 (the “Twelfth Supplemental Indenture” and, together with the Original Indenture, the “Indenture”) between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), we, as counsel for the Company, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is our opinion that:

(1)    The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware.

(2)    The Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act of 1939; the Securities have been duly authorized, executed, authenticated, issued and delivered by the Company; and the Indenture and the Securities constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(3)    All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company under the Covered Laws for the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement have been obtained or made.

(4)    The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(5)    The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. We are expressing no opinion in paragraph (3) above, insofar as performance by the Company of its obligations under the Underwriting Agreement is concerned, as to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights. Also, for purposes of the opinion in paragraph (3) above, “Covered Laws” means the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware (including the published rules or regulations thereunder) that in our experience normally are applicable to general business corporations and transactions such as those contemplated by the Underwriting Agreement; provided, however, that such term does not include Federal or state securities laws, antifraud laws and fraudulent transfer laws, tax laws, the Employee Retirement Income Security Act of 1974, antitrust laws or any law that is applicable to the Company, the Underwriting Agreement or the transactions contemplated thereby solely as part of a regulatory regime applicable to the Company or its affiliates due to its or their status, business or assets.

We have also relied as to certain matters upon information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee, that the Securities conform to the specimen thereof examined by us, that the Trustee’s certificates of authentication of the Securities have been signed by one of the Trustee’s authorized officers, and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

EXHIBIT B-2

Matters to be Addressed in the Disclosure Letter of Sullivan & Cromwell LLP, Counsel for the Company:

This is with reference to the registration under the Securities Act of 1933 (the “Securities Act”) and offering of $650,000,000 aggregate principal amount of 1.800% Senior Notes due 2028 (the “Securities”) of Regions Financial Corporation (the “Company”).

The Registration Statement relating to the Securities (File No. 333-229810) was filed on Form S-3 in accordance with the procedures of the Securities and Exchange Commission (the “Commission”) permitting a delayed or continuous offering of securities pursuant thereto and, if appropriate, a post-effective amendment, document incorporated by reference therein or prospectus supplement that provides information relating to the terms of the securities and the manner of their distribution. The Securities have been offered by the Prospectus, dated February 22, 2019 (the “Basic Prospectus”), as supplemented by the Prospectus Supplement, dated August 9, 2021 (the “Prospectus Supplement”), which updates or supplements certain information contained in the Basic Prospectus. The Basic Prospectus, as supplemented by the Prospectus Supplement, does not necessarily contain a current description of the Company’s business and affairs since, pursuant to Form S-3, it incorporates by reference certain documents filed with the Commission that contain information as of various dates.

As counsel to the Company, we reviewed the Registration Statement, the Basic Prospectus, the Prospectus Supplement and the documents listed in Schedule A (those listed documents, taken together with the Basic Prospectus, being referred to herein as the “Pricing Disclosure Package”), and participated in discussions with your representatives and those of the Company and its accountants. Between the date of the Prospectus Supplement and the time of delivery of this letter, we participated in further discussions with your representatives and those of the Company and its accountants, concerning certain matters relating to the Company and reviewed certificates of certain officers of the Company, letters addressed to you from the Company’s accountants and an opinion addressed to you from the Company’s Corporate Secretary, Deputy General Counsel and Chief Governance Officer. On the basis of the information that we gained in the course of the performance of the services referred to above, considered in the light of our understanding of the applicable law (including the requirements of Form S-3 and the character of prospectus contemplated thereby) and the experience we have gained through our practice under the Securities Act, we confirm to you that, in our opinion, the Registration Statement, as of the date of the Prospectus Supplement, and the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Securities, to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Also, we confirm to you that the statements contained in the Prospectus Supplement under the captions “Description of Notes”, insofar as they relate to provisions of the Securities and the Indenture under which the Securities are being issued, “Underwriting (Conflicts of Interest)”, insofar as they relate to the provisions of the Underwriting Agreement between the Company and the Underwriters therein described, and under the captions “Material United States Federal Income Tax Consequences” and “Certain ERISA Considerations”, insofar as they purport to constitute a summary of matters of U.S. federal income tax law or the U.S. Employee Retirement Income Security Act of 1974, as amended, and regulations or legal conclusions with respect thereto, constitute a fair and accurate summary of such provisions in all material respects.

Further, nothing that came to our attention in the course of such review has caused us to believe that, insofar as relevant to the offering of the Securities,

(a) the Registration Statement, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or

(b) the Pricing Disclosure Package, as of 3:15 p.m. on August 9, 2021 (which you have informed us is prior to the time of the first sale of the Securities by any Underwriter) contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(c) the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

We also advise you that nothing that came to our attention in the course of the procedures described in the second sentence of the preceding paragraph has caused us to believe that the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the time of delivery of this letter, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Pricing Disclosure Package, except to the extent specifically noted in the fourth sentence of the second preceding paragraph. Also, we do not express any opinion or belief as to the financial statements or other financial data derived from accounting records contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Pricing Disclosure Package, or as to management’s report of its assessment of the effectiveness of the Company’s internal control over financial reporting or the auditors’ report as to the Company’s internal control over financial reporting, each as included in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Pricing Disclosure Package, or as to the statement of the eligibility of the Trustee under the Indenture under which the Securities are being issued.

This letter is furnished by us, as counsel to the Company, to you, as Representatives of the several Underwriters, solely for the benefit of the Underwriters in their capacity as such, and may not be relied upon by any other person. This letter may not be quoted, referred to or furnished to any purchaser or prospective purchaser of the Securities and may not be used in furtherance of any offer or sale of the Securities.

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